Consent of Independent Auditors

We consent to the reference to our firm under the captions "Shareholder Services
- Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated February 16, 2001, included in this Registration Statement (Form N-1A Nos. 333-51938 and 811-10221) of the AllianceBernstein Trust.


                                                         /s/  ERNST & YOUNG LLP

New York, New York
February 16, 2001
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